Exhibit 99.1

Contacts:
Medivation, Inc.	Lippert/Heilshorn & Associates
Patrick Machado, Chief Financial Officer	Bruce Voss/Don Markley
(415) 543-3470 x201	(310) 691-7100

TONY VERNON JOINS MEDIVATION’S BOARD OF DIRECTORS

SAN FRANCISCO (July 17, 2006) – Medivation, Inc. (AMEX: MDV) today announced that Tony Vernon joined its board of directors on July 14, 2006. Mr. Vernon has 23 years experience serving in senior executive positions at various Johnson & Johnson companies, including as Company Group Chairman of DePuy Orthopedics, Inc., President of Centocor, Inc., President of McNeil Consumer Healthcare, and President Worldwide of the Johnson & Johnson/Merck Joint Venture.

David Hung, MD, President and Chief Executive Officer of Medivation, stated: “We are delighted to welcome Tony Vernon to our board of directors. Tony’s substantial executive management experience at Johnson & Johnson spans pharmaceuticals, biologics and medical devices, and includes corporate partnerships with multiple life sciences companies such as Lilly, Schering, Merck, Tanabe and Yamanouchi. The background and experience that Tony brings to Medivation are a perfect fit with our business model and growth strategy, and a superb complement to the skill sets already represented on our board.”

The appointment of Mr. Vernon increases Medivation’s board membership to five directors, three of whom are independent. Mr. Vernon also will join Medivation’s other two independent directors on the board’s audit, compensation, and nominating and corporate governance committees.

About Medivation

Medivation, Inc. acquires promising pharmaceutical and medical device technologies in the late preclinical development phase, and develops those technologies quickly and cost-effectively through human first proof-of-efficacy studies (generally the end of Phase 2 clinical trials). Depending on the indication, Medivation will either seek to sell or partner successful programs with larger pharmaceutical, biotechnology and medical device companies for late-stage clinical studies and commercialization, or alternatively conduct those activities internally. The Company intends to build and maintain a portfolio of 4 to 6 development programs at all times.

Medivation’s current portfolio consists of small molecule drugs in development to treat 3 large, unmet medical needs – Alzheimer’s disease, Huntington’s disease and hormone-refractory prostate cancer, the last two of which are likely Orphan Drug indications. Dimebon™, with a 20-year record of human use and demonstrated efficacy in animal studies of both Alzheimer’s disease (AD) and Huntington’s disease (HD) and in a pilot clinical study of AD, is in a randomized, double-blind, placebo-controlled Phase 2 study in AD patients in Russia, the results of which are expected to be available this quarter. Medivation also expects to initiate a Phase 1-2a study of Dimebon in HD patients in 2006. The MDV300 series compounds are in development for the treatment of hormone-refractory prostate cancer, and are expected to enter clinical studies in the first half of 2007. Further information about Medivation can be found on its website (www.medivation.com).

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding the anticipated timing of regulatory and clinical milestones on the Company’s Alzheimer’s disease, Huntington’s disease and hormone-refractory prostate cancer programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, include more information about factors that could affect our financial and operating results.

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